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                                                                    Exhibit 23.2
                                                                    ------------



                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------


The Board of Directors
Spaghetti Warehouse, Inc.:


We consent to the incorporation by reference in the registration statements (No. 33-33555, No. 33-38603, No. 33-69024 and No. 33-86756) on Form S-8 of Spaghetti
Warehouse, Inc. of our report dated August 19, 1994, relating to the consolidated statements of operations, stockholders' equity, and cash flows for the year ended July 3, 1994, which report appears in the June 30, 1996 annual report on Form 10-K of Spaghetti Warehouse, Inc.



                                         KPMG Peat Marwick LLP



Dallas, Texas
September 20, 1996